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                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                            VARIABLE SEPARATE ACCOUNT


                SUPPLEMENT TO THE PROSPECTUS DATED APRIL 1, 1998


           The "Dogs" of Wall Street Portfolio is currently not available for sale in all states. Please contact your financial representative or Anchor National Life Insurance Company at (800) 445-SUN2 for specific information regarding availability of this Portfolio in your state.







Date: April 1, 1998



                Please keep this Supplement with your Prospectus